SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [  ] Preliminary Proxy Statement             [  ] Confidential, for Use of
                                                     the Commission Only (as
                                                     permitted by Rule 14a-
                                                     6(e)(2))
   [X]  Definitive Proxy Statement
   [  ] Definitive Additional Materials
   [  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                      AMERICAN BODY ARMOR & EQUIPMENT, INC.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

   [  ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

   [  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [  ] Fee paid previously with preliminary materials.

   [  ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount Previously Paid:

        2)  Form, Schedule or Registration Statement No.:

        3)  Filing Party:

        4)  Date Filed:

   May 8, 1995




   To Our Shareholders:

   On behalf of your Company's Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders to be held on Friday, June 9, 1995, at 8:30 a.m. E.D.T. at the offices of the Company at 85 Nassau Place, Yulee, Florida 32097.

   The accompanying Notice of Meeting and Proxy Statement cover the details of the matters to be presented. These matters include the election of directors and ratification of the appointment of the Company's auditors.

   A copy of the 1994 Annual Report is included with this mailing.

   REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, I URGE THAT YOU PARTICIPATE BY COMPLETING AND RETURNING YOUR PROXY AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED.

   Cordially,

   AMERICAN BODY ARMOR & EQUIPMENT, INC.



   Jonathan M. Spiller
   President and
   Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                           To be Held on June 9, 1995



   To Our Shareholders:

   The Annual Meeting of Shareholders of American Body Armor & Equipment, Inc. will be held on Friday, June 9, 1995, at the offices of the Company
   at 85 Nassau Place, Yulee, Florida   32097 at 8:30 a.m. E.D.T.

   ITEMS OF BUSINESS

             1.   To elect a Board of five Directors.

             2. To vote upon a resolution ratifying the appointment of Deloitte & Touche as the Company's independent auditors for the fiscal year ending December 31, 1995.

             3. To transact such other business, if any, as may properly come before the meeting or any adjournments thereof.

   RECORD DATE
                  Holders of the Company's $.03 Par Value Common Stock and $1 Stated Value Preferred Stock of Record at the Close of Business on April 28, 1995.

   ANNUAL REPORT
                  The Annual Report of the Company for 1994 is enclosed.

   PROXY VOTING
                  YOUR VOTE IS IMPORTANT.  PLEASE SIGN AND DATE THE ENCLOSED

                  PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

                                      J. Michael Elliott
                                      Secretary

                                 PROXY STATEMENT

                       1995 ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                      AMERICAN BODY ARMOR & EQUIPMENT, INC.




   PROXY SOLICITATION AND GENERAL INFORMATION

   The accompanying proxy is solicited by the Board of Directors of American Body Armor & Equipment, Inc. (the "Company" or "ABA") for the Annual Meeting of Shareholders to be held on June 9, 1995, at 8:30 a.m., and any adjournment thereof, at which shareholders of record at the close of business on April 28, 1995, shall be entitled to vote. This proxy statement and the proxy card are being mailed to shareholders on or about May 8, 1995.

   On the record date, 4,697,255 shares of $.03 Par Value Common Stock and 1,457,143 shares of $1 Stated Value Preferred Stock were outstanding. Each share of such Common and Preferred stock is entitled to one vote per share, and shall be voted together as a single class upon items scheduled to come before the meeting.

   If a shareholder directs that a proxy be voted in a specific manner or specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specifications are made, shares represented by each proxy will be voted "FOR" each proposal listed thereon. If any other matters or business should properly come before the meeting (or any adjournment), the person or persons acting under the proxy will vote in accordance with his or their judgment. The Company is not aware of any other matters or business to be presented at the meeting.

   It is important that your shares be represented at the meeting.
   Therefore, please mark, sign, date and return the enclosed proxy card promptly in order to ensure your shares will be voted. Your proxy may be revoked at any time prior to the meeting by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the meeting and electing to vote in person by giving such election to the Secretary of the Company.


   DIRECTORS, NOMINEES, AND ELECTION OF DIRECTORS

   Each person identified below currently serves as a director of the Company. Each of the five persons has been nominated for election as a director to hold office until the next Annual Meeting of Shareholders and until a successor is duly elected and qualified.

   Shares represented by the enclosed proxy will be voted "FOR" the election of the nominees unless authority is withheld for all or any of the nominees. Although the Board of Directors does not contemplate that any of the five nominees named will be unavailable for election, if a vacancy should occur, the proxy will be voted for such substitute nominee or nominees as the Board of Directors may recommend or the Board of Directors may also elect to reduce the size of the Board.

   JONATHAN M. SPILLER, age 43, President and Chief Executive Officer of the Company. See "Executive Officers". A director since July 1991, Mr Spiller joined the Company as President and Chief Operating Officer in June 1991. Effective September 21, 1993, Mr. Spiller was named the Company's Chief Executive Officer. See "Voting Securities and Principal Holders Thereof" for information about ownership of stock of the Company.

   JULIUS LASNICK, age 65, retired Director and Executive Vice President of Springs Industries, Inc. Mr. Lasnick was a director of Springs Industries, Inc. from 1986 until his retirement in 1993. During this period he served as an Executive Vice President of Springs Industries, Inc.. From 1988 through 1991, Mr. Lasnick was the President of Springs Home Furnishings Group, and in 1992 was the President of Springs Textile Manufacturing. Prior to joining Springs Industries, Inc., Mr. Lasnick served as a director and Executive Vice President of M. Lowenstein Corporation from 1981 through 1984, and was appointed President and Chief Executive Officer in 1985. He currently serves as a director of several textile companies, Dyersburg Corporation, National Spinning Company, Inc. and New River Industries, Inc. Mr. Lasnick has entered into an

   Indemnification Agreement with Springs Industries, Inc. whereby Springs Industries, Inc. will indemnify Mr. Lasnick against claims and defense costs which may arise as a result of service on the Company's Board of Directors. See "Voting Securities and Principal Holders Thereof" for information about ownership of stock of the Company.

   GARDNER F. DAVIS, age 35, Partner in law firm of Foley & Lardner. Mr. Davis has been an attorney with the firm of Foley & Lardner for the past six years. A director since September 21, 1993, Mr. Davis served as counsel to the Creditors' Committee in the American Body Armor bankruptcy proceeding. Mr. Davis has entered into an Indemnification Agreement with Clark-Schwebel Fiberglass Corporation whereby Clark-Schwebel will indemnify Mr. Davis against claims and defense costs which may arise as a result of service on the Company's Board of Directors. See "Voting Securities and Principal Holders Thereof" for information about ownership of stock of the Company.

   JOHN INNES, age 61, Private Investor and Consultant. Mr. Innes was Chairman and Chief Executive Officer of Commonwealth Associates, Investment Bankers since January 1992 until his retirement in 1995. From 1986 to 1991 he served as Managing Director and founder of Sabre Insurance Company, Ltd. and from 1987 to 1990 as Vice Chairman of Wheeling-Pittsburgh Steel Corporation. Mr. Innes has been a director of the Company since September 21, 1993 and also serves on the Board of Directors of Commonwealth Associates Growth Fund, Inc. and Star Multi Care Services, Inc. See "Voting Securities and Principal Holders Thereof" for information about ownership of stock of the Company.

   ROBERT SULLIVAN, age 52, Associate General Counsel and Assistant Secretary of Springs Industries, Inc. Mr. Sullivan has been employed by Springs Industries, Inc. for the past five years. Mr. Sullivan has been a director since February 22, 1994. Springs Industries, Inc. and Mr. Sullivan have an Agreement whereby Springs Industries, Inc. will indemnify Mr. Sullivan against claims and defense costs which may arise as a result of service on the Company's Board of Directors. See "Voting Securities and Principal Holders Thereof" for information about ownership of stock of the Company.


   BOARD OF DIRECTORS' MEETINGS AND COMPENSATION

   The Board of Directors met seven (7) times in 1994. To assist it in the discharge of its responsibilities, the Board has established two committees: an Audit Committee and a Compensation Committee. All directors attended at least 75 percent of the total number of meetings of the Board and Committees of the Board on which they serve.

   These committees do not meet on a regular basis, but only as circumstances require. The Audit Committee, which is responsible for review of the integrity of the Company's financial reporting, review of internal controls and recommendation of independent auditors, met three (3) times in 1994. The Audit Committee consists of Messrs. Lasnick (Chairman), Sullivan, Davis and Innes. The Compensation Committee met three (3) times in 1994. This Committee recommends to the full Board the base salary for the Chief Executive Officer and the Senior Vice President and has responsibility for approval of compensation arrangements for key executives and approval of executive compensation plans. The compensation committee consists of Messrs. Lasnick, Sullivan, Innes and Davis.

   During 1994 each Outside Director was entitled to receive an annual retainer of $5,000 plus $1,000 for attendance at each special meeting of the Board. Additionally, the Chairman of the Audit Committee of the Board was entitled to $1,000 for each Committee meeting. Under the terms of the Outside Directors' Stock Plan which was implemented in 1994 following approval of shareholders at the 1994 annual meeting, directors' fees are paid 30% in cash and 70% in stock.

   VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

   The following table sets forth certain information, as of April 28, 1995, with respect to beneficial ownership of the Company's voting securities by
   (i) each person known by the Company to be a beneficial owner of more than 5%(1) of the outstanding Common Stock and voting Preferred Stock, (ii) each of the Company's Directors and Director nominees, (iii) each of the Company's Executive Officers named in the Summary Compensation Table and,
   (iv) all Directors and Executive Officers as a group.



                                 Common Stock             Preferred Stock                  % of
                                No. of Shares              No. of Shares                 Combined
       Name and Address of       Beneficially     % of      Beneficially      % of        Voting
         Beneficial Owner           Owned        Class         Owned         Class     Securities

    Clark-Schwebel Fiberglass      1,964,981       41.8%       850,518        58.4%         45.7%
    Corporation
    2200 S. Murray Avenue
    Anderson, SC  29622

    Hexcel Corporation              975,674        20.8%       422,310        29.0%         22.7%
    11555 Dublin Boulevard
    Dublin, CA  94568

    Covington & Burling              14,464        0.3%         76,530         5.3%         1.5%
    1201 Pennsylvania Ave.,
    N.W.
    Washington, D.C.  20044

    Jonathan M. Spiller             332,665        6.7%         50,498         3.5%         5.9%
    128 Lamplighter Lane              (1)
    Ponte Vedra, FL  32082

    Julius Lasnick                   3,500         .07%           __            __          .05%
    39 Cayman Place                   (2)
    Palm Bch Gardens, FL
    33418

    Gardner F. Davis                 6,596         .13%           __            __           .1%
    200 Laura Street                  (2)
    Jacksonville, FL 32202

    John Innes                       6,080         .12%           __            __          .09%
    8 Breckenridge Lane               (2)
    Savannah, GA  31411

    Robert Sullivan                  3,500         .07%           __            __          .05%
    205 N. White Street               (2)
    Ft. Mill, SC 29715

    J. Michael Elliott               78,000        1.6%           __            __          1.2%
    4025 Shoal Creek Lane E.          (3)
    Jacksonville, FL 32225

    W. Howard Johnson                6,193         .12%           __            __           .1%
    3600 First Avenue
    Fernandina Beach, Fl
    32023

    Executive Officers and          436,534        8.7%         50,498         3.5%         7.5%
    Directors                      (1)(2)(3)
    as a Group (7)
    Individuals



   (1) Includes 216,000 shares granted to Mr. Spiller under the terms of his employment agreement which shares are fully vested but unexercised.

   (2) Represents shares issuable pursuant to the Company's Outside Directors' Stock Plan under which each director will receive 70% of their previous years retainer fee in the form of the Company's Common Stock on the day before the Annual Meeting. Therefore, the shares listed in this table are authorized but not issued as of April 28, 1995.

   (3) Includes 69,000 shares granted to Mr. Elliott under the terms of his employment agreement which shares are fully vested but unexercised.



   During 1994 no directors, officers and or beneficial owners of more than 10% of the Company's Common Stock failed to file on a timely basis reports required by Section 16 (a) of the Exchange Act.


   EXECUTIVE OFFICERS

   Set forth below is information regarding the executive officers of the
   Company:

                                                          Executive
                                                           Officer
             Name             Age         Position          Since

    Jonathan M. Spiller       43     President and           1991
                                     Chief Executive
                                     Officer

    J. Michael Elliott        43     Senior Vice             1993
                                     President

    W. Howard Johnson         52     Vice President          1990



   Mr. Spiller served as the Company's President and Chief Operating Officer from June 1991, to September 1993 when he was named the Company's Chief Executive Officer. Prior to joining the Company, Mr. Spiller was a partner with the International accounting firm of Deloitte & Touche where he spent a total of 18 years, most recently as a partner in the Capital Markets Group responsible for international transactions. For the period from March 1988 to July 1989, Mr. Spiller was the Senior Vice President and Chief Financial Officer of Hunter Environmental Services, Inc., a large publicly held company in the environmental field. Mr Spiller trained as an accountant and is a CPA.

   Mr. Elliott joined ABA as Vice President of Engineering and Product Development in October 1991. He was promoted to Senior Vice President in October 1994. He is responsible for Manufacturing (including quality control), all of the technical aspects of product development as well as playing a leading role in the marketing of the Company's Explosive Ordnance Disposal products (EOD) and sales to the U.S. Military. Mr. Elliott has a degree in Industrial Technology and has significant background in the industry. Prior to joining ABA he served as Executive Vice-President at O'Gara Coachworks, Vice President of Operations of Protective Materials Company from 1986 to 1990, and from 1990, until he joined ABA, Mr. Elliott was Vice President and Chief Operating Officer of a smaller private window manufacturing company in Massachusetts.

   Mr. Johnson, as Vice President, has combined responsibility for sales in the Southeastern part of the United States and relationships with the Company's largest product distributors and is also involved in product development for soft ballistic armor. Mr. Johnson has over two decades of experience in the ballistics industry, having joined ABA in 1982 as a sales representative.

   Messrs. Spiller, Elliott and Johnson were employed by and served in similar positions with the Company at the time it filed for Chapter 11 Reorganization in May 1992 through the confirmation of the Company's Plan of Reorganization in September 1993.


   EXECUTIVE OFFICER COMPENSATION

   The following table sets forth all cash compensation paid by the Company and its subsidiaries to each of the most highly compensated executive officers of the Company whose annual cash compensation exceeded $100,000 in fiscal 1994.

                           SUMMARY COMPENSATION TABLE

                                                                 Long-Term
                                                                 Compensation Award
    Name and Principal                   Annual Compensation     Securities Underlying
    Position                    Year        Salary       Bonus   Options / SAR's

    Jonathan M. Spiller, CEO    1994     $140,001      $62,000           432,000
    (COO in 1992)               1993     $137,801        -0-               -0-
                                1992     $135,256        -0-               -0-

    J. Michael Elliott, Sr.     1994     $ 90,010      $27,000           138,000
    VP

    (VP during 1993 and         1993     $ 85,020        -0-               -0-
    1992)
                                1992     $ 78,389        -0-               -0-

    W. Howard Johnson, VP       1994     $102,132        -0-             15,000
                                1993     $ 90,000        -0-               -0-
                                1992     $ 90,599        -0-               -0-

        The Company paid no compensation to its executive officers under any long term compensation or retirement plans during the last three years. The incremental cost of certain incidental personal benefits does not exceed the lesser of $50,000 or 10% of compensation for any named executive officer of the Company.



   In April 1994, the Company entered into an employment agreement with Jonathan M. Spiller, the President and Chief Executive Officer of the Company, providing for a salary of $140,000 per year, a signing bonus to be paid in 1994 of $40,000, bonuses equal to 6% of the Company's pre-tax income in excess of $400,000 up to a maximum of 70% of base salary, a Company provided automobile and membership in a club of the employee's choosing. Salary increases are subject to Board review and approval.
   This agreement provides for the issuance under the Company's Incentive Stock Plan of 432,000 options to acquire the Company's Common Stock with 25% of such options exercisable upon signing of the contract, 25% being exercisable at December 31, 1994 and the remainder exercisable in two equal amounts on December 31, 1995 and December 31, 1996. Such options are priced as follows: 226,000 at $.79 per share and 206,000 at $1.05 per share. Additionally, the agreement provides that upon a change in control of the Company or termination of Mr. Spiller's employment for any reason except for cause, Mr. Spiller is entitled to receive a continuation of his base compensation for the greater of the remaining term of the Agreement, or six months and all stock options granted under the agreement will become immediately exercisable. This agreement commenced effective January 1, 1994 and terminates on December 31, 1995.

   The Company also entered into an employment agreement with J. Michael Elliott, the Senior Vice President of the Company, providing for a salary of $90,000 per year, a signing bonus to be paid in 1994 of $20,000, bonuses equal to 2% of the Company's pre-tax income in excess of $45,000, reimbursement of reasonable automobile expenses and reimbursement of boat dock rental fees. Salary increases are subject to Board review and approval. This agreement provides for the issuance under the Company's Incentive Stock Plan of 138,000 options to acquire the Company's Common Stock with 25% of such options exercisable upon signing of the contract, 25% being exercisable at December 31, 1994 and the remainder exercisable in two equal amounts on December 31, 1995 and December 31, 1996. Such options are priced as follows: 78,000 at $.79 per share and 60,000 at $1.05 per share. The agreement also entitles Mr. Elliott to 12,000 stock grants of the Company's Common Stock. One-third of these shares shall vest on each anniversary date of this agreement as long as Mr. Elliott remains employed by the Company. Additionally, the agreement provides that upon a change in control of the Company or termination of Mr. Elliott's employment for any reason except for cause, Mr. Elliott is entitled to receive a continuation of his base compensation for the greater of the remaining term of the Agreement, or six months. This agreement commenced effective January 1, 1994 and terminates on December 31, 1995.

   No employment agreement has been entered into between W. Howard Johnson and the Company.

   GRANTS OF STOCK OPTIONS

   The following tables summarize options to purchase shares of the Company's Common Stock granted during the 1994 fiscal year to the Named Executives:

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR


                          Number of     % of Total
                          Securities    Options                   Market Price
                          Underlying    Granted to    Exercise    of Underlying
                          Options       Employees in  Price ($    Security on
            Name          Granted (1)   Fiscal Year   per share)  Date of Grant   Expiration Date

    Jonathan M. Spiller      226,000        34.3%        $0.79         $1.00         1/1/2004
                             206,000        31.3%        $1.05         $1.00         1/1/2004

    J. Michael Elliott       78,000         11.8%        $0.79         $1.00         1/1/2004
                             60,000          9.1%        $1.05         $1.00         1/1/2004

    W. Howard Johnson        15,000          2.3%        $0.97         $1.00         6/30/2004



   (1) Stock option grants consist of stock options granted in June 1994, pursuant to the Company's Incentive Stock Plan and Employment Agreements. The exercise dates of the options for Mr. Spiller and Mr. Elliott are discussed in the previous paragraphs. One third of Mr. Johnson's options become exercisable on each anniversary date of the grant.


                             FISCAL YEAR-END VALUES

                           Number of Unexercised
                           Securities Underlying Options  Value of Unexercised In-the-
                           at Fiscal Year End             Money Options at Fiscal Year
                           Exercisable (E) /              End Exercisable (E) /
             Name          Unexercisable (U)              Unexercisable (U)

    Jonathan M. Spiller             216,000 (E)                   $23,730 (E)
                                    216,000 (U)                   $23,730 (U)

    J. Michael Elliott               69,000 (E)                   $ 8,190 (E)
                                     69,000 (U)                   $ 8,190 (U)

    W. Howard Johnson                15,000 (U)                   $   450 (U)

   No options were exercised by the Named Executives during 1994.


   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During the past three years the Company has purchased substantially all of the ballistic resistant fabric used in the manufacture of its products from Clark-Schwebel Fiberglass Corporation, see "Voting Securities and Principal Holders Thereof". Such purchases approximated $4.6 million and $3.9 million in 1994 and 1993, respectively, and are made in the normal course of business at prices which are competitive with other available sources for such materials. The Company has historically purchased this raw material from this supplier.


   RATIFICATION OF APPOINTMENT OF PUBLIC ACCOUNTANTS

   Upon the recommendation of the Audit Committee of the Board of Directors, the Board has appointed Deloitte & Touche as independent certified public accountants for the Company to audit the consolidated financial statements of the Company and its subsidiary for the 1995 fiscal year.

   Deloitte & Touche have acted in this capacity since 1990. Its representatives will attend the Meeting, will be given an opportunity to make a statement if they desire, and will respond to questions directed to them relating to their audit of the Company's financial statements.

   The Company's Board of Directors recommends the ratification of the appointment of Deloitte & Touche as independent certified public accountants for the Company to audit the financial statements of the Company for the fiscal year 1995. If a majority of the shareholders voting at the Meeting, in person or by proxy, should not approve such appointment, the Audit Committee and the Board of Directors of the Company will reconsider the appointment of independent certified public accountants.


   OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the meeting, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.


   SHAREHOLDER PROPOSALS

   In order to be eligible for inclusion in the proxy materials for the Company's 1996 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's principal executive offices by January 9, 1996, or if the date of the next Annual Meeting of Shareholders shall be changed by more than thirty (30) calendar days from the date presently contemplated, such shareholder proposal must be received at the Company's principal executive offices a reasonable time before the solicitation of proxies with respect to such meeting is made.


   EXPENSES OF SOLICITATION

   The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra remuneration, may solicit proxies personally or by telephone, telegraph or cable. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record and will reimburse such persons for forwarding such materials.


   ANNUAL REPORT AND FORM 10-KSB

   The Annual Report to Shareholders, including financial statements of the Company for the year ended December 31, 1994 and the period from September 21, 1993 through December 31, 1993, is included with these proxy materials. The annual report is not a part of the proxy solicitation materials.

   A copy of the Company's annual report on Form 10-KSB to the Securities and Exchange Commission may be obtained by Shareholders, without charge by writing: American Body Armor & Equipment Inc., P.O. Drawer 1769, Fernandina Beach, Florida 32035, Attention Secretary.

                       FOR THE BOARD OF DIRECTORS
                       J. MICHAEL ELLIOTT
                       Secretary

              This Proxy is Solicited by the Board of Directors of
                      American Body Armor & Equipment, Inc.


                                 ANNUAL MEETING
                                  June 9, 1995


   The undersigned hereby appoints Jonathan Spiller and Robert Sullivan, proxies to represent the undersigned, with full power of substitution, at the Annual Meeting of Shareholders of American Body Armor & Equipment, Inc., 85 Nassau Place, Yulee, Florida 32097, and any adjournments thereof:


        1.   ELECTION OF         ___  FOR all nominees listed below
             DIRECTORS                (except as marked to the contrary
                                      below)

                                 ___  WITHHOLD AUTHORITY to vote for all
                                      nominees listed below

                       Jonathan M. Spiller      Julius Lasnick
                       Gardner F. Davis         Robert Sullivan
                       John Innes

             INSTRUCTION:   To withhold authority to vote for any individual
                            nominee, strike a line through or otherwise strike the nominee's name in the list above.


        2. Proposal to ratify the selection of Deloitte & Touche as the Company's independent auditors for the year ending December 31, 1995:

                  /__/  FOR /__/  AGAINST  /__/  WITHHOLD AUTHORITY TO VOTE


        3. In their discretion, the Proxies are authorized to vote upon such other business that may properly come before the meeting.

   THIS BALLOT WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" EACH PROPOSAL


   Dated: ________________  ________________________________________
   Signatures of Shareholder(s)


   NOTE: Signature should agree with name on stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.



              PLEASE DATE, SIGN AND RETURN THIS PROXY.  THANK YOU.